Exhibit 10.18

TERRASCEND CORP.

SHARE UNIT PLAN

Effective November 19, 2019

1.           PREAMBLE AND DEFINITIONS

1.1	Title.

The Plan described in this document shall be called the “TerrAscend Corp. Share Unit Plan”.

1.2	Purpose of the Plan.

The purposes of the Plan are:

(a)	to promote a further alignment of interests between employees and the shareholders of the Corporation;

(b)	to associate a portion of employees’ compensation with the returns achieved by shareholders of the Corporation; and

(c)	to attract and retain employees with the knowledge, experience and expertise required by the Corporation.

1.3	Definitions.

1.3.1	“Act” means the Securities Act (Ontario), as such legislation may be amended, supplemented or replaced from time to time.

1.3.2	“Applicable Law” means at any time, with respect to any Person, property, transaction or event, all applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations and orders of any Governmental Authority having authority over that Person, property, transaction or event, but in respect of the foregoing, excluding from the definition of “Applicable Law” for purposes of this Plan any U.S. federal laws related to cannabis.

1.3.3	“Beneficiary” means, subject to Applicable Law, an individual who has been designated by a Participant, in such form and manner as the Board may determine, to receive benefits payable under the Plan upon the death of the Participant, or, where no such designation is validly in effect at the time of death, the Participant’s legal representative.

1.3.4	“Blackout Period” means the period during which designated Persons cannot trade Shares pursuant to the Corporation’s policy, if any, respecting restrictions on trading which is in effect at that time

1.3.5	“Board” means the board of directors of the Corporation.

1.3.6	“California Supplement” means the California Supplement attached hereto as Schedule 1.

1.3.7	“Cause” in respect of a Participant means “just cause” “or “cause” for Termination by the Corporation or a Subsidiary as determined under Applicable Law; provided that, for a U.S. Participant who is employed in the United States, “Cause” means any of the following: (a) Participant materially breaches any fiduciary duty owed to the Corporation or a Subsidiary, including the duty of loyalty; (b) Participant fails to comply with any valid and legal directive of the Corporation that is material and is consistent with Participant’s obligations under the Participant’s employment agreement, which has not been complied with within ten (10) calendar days of written notice to Participant of such noncompliance; (c) Participant is convicted of or pleads guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude or that results in material, reputational, or financial harm to the Corporation, its agents representatives, or its affiliates; (d) Participant engages in any act or omission that constitutes a material breach by Participant of any of Participant’s duties, responsibilities, and obligations under the Participant’s employment agreement, or any material written policy (as they may be in effect from time to time during Participant’s employment) of the Corporation or any Subsidiary, assuming such obligations are lawful, which has not been cured within ten (10) calendar days of written notice to the Participant; (e) Participant commits an act which negatively impacts the Corporation or its employees including, but not limited to, engaging in competition with the Corporation, disclosing confidential information or engaging in sexual harassment or discrimination in violation of policies of the Corporation; or (f) Participant engages in the unauthorized disclosure of confidential information of the Corporation. For purposes of this definition of “Cause,” an act or failure to act shall not be deemed willful or intentional unless Participant acted (or failed to act) in bad faith or without a reasonable belief that Participant’s action or omission was in the best interest of the Corporation. For avoidance of doubt, Participant’s failure to meet performance goals or objectives, by itself, shall not constitute Cause.

1.3.8	“Change of Control” means:

(a)	the acquisition of a sufficient number of voting securities in the capital of the Corporation so that the acquiror, together with Persons acting jointly or in concert with the acquiror, becomes entitled, directly or indirectly, to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation (provided that, prior to the acquisition, the acquiror was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation);

(b)	the completion of a consolidation, merger, arrangement or amalgamation of the Corporation with or into any other entity whereby the voting securityholders of the Corporation immediately prior to the consolidation, merger, arrangement or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting securities of the consolidated, merged, arranged or amalgamated entity; or

(c)	the completion of a sale whereby all or substantially all of the Corporation’s undertakings and assets become the property of any other entity and the voting securityholders of the Corporation immediately prior to the sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale. Notwithstanding the foregoing, to the extent that a Share Unit granted to a U.S. Participant is subject to the requirements for Section 409A and the occurrence of a Change of Control (as defined above) is a settlement event for such Share Unit, then such Change of Control shall not be a “Change of Control” for purposes of such Share Unit unless such Change of Control also constitutes a “change in control event” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5)(i).

1.3.9	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

1.3.10	“Consultant” means a Person, or an individual employed by a Person, other than an Employee or a Director, that:

(a)	is engaged to provide on an ongoing bona fide basis consulting, technical, management or other services to the Corporation or to a Subsidiary, other than services provided in relation to a distribution of securities;

(b)	provides the services under a written contract with the Corporation or a Subsidiary;

(c)	in the reasonable opinion of the Board, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Subsidiary;

(d)	has a relationship with the Corporation or a Subsidiary that enables the individual to be knowledgeable about the business and affairs of the Corporation; and

(e)	in the case of a U.S. Participant, (A) is a natural person whom renders bona fide services to the Corporation or any Subsidiary, and such services are not in connection with the offer and sale of securities in any capital-raising transaction and (B) does not directly or indirectly promote or maintain a market for the Corporation’s or any Subsidiary’s securities.

1.3.11	“Corporation” means TerrAscend Corp. and includes any successor corporation thereof.

1.3.12	“Director” means a director of the Corporation or any Subsidiary.

1.3.13	“Disability” means either:

(a)	subject to (b) below, a physical or mental incapacity or disability that prevents the Eligible Person from performing the essential duties of the Eligible Person’s employment or service with the Corporation or any Subsidiary, and which cannot be accommodated under applicable human rights laws without imposing undue hardship on the Corporation or the Subsidiary employing or engaging the Eligible Person, as determined by the Board for the purposes of this Plan; or

(b)	where a Participant has a written employment or consulting agreement with the Corporation or a Subsidiary, “Disability” as defined in such written agreement if applicable.

Notwithstanding the foregoing, to the extent that a Share Unit granted to a U.S. Participant is subject to the requirements for Section 409A and the occurrence of a Disability (as defined above) is a settlement event for such Share Unit, then such Disability shall not be a “Disability” for purposes of such Share Unit unless such Disability also constitutes a “disability” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(4).

1.3.14	“Disability Date” means, in relation to a Participant, that date determined by the Board to be the date on which the Participant experienced a Disability.

1.3.15	“Eligible Person” means an individual Employed by the Corporation or any Subsidiary who, by the nature of his/her position or duties are, in the opinion of the Board, in a position to contribute to the success of the Corporation.

1.3.16	“Employed” means, with respect to a Participant, that:

(a)	he/she is rendering services as a Director, officer, employee or Consultant to the Corporation or a Subsidiary; or

(b)	he/she is not actively rendering services to the Corporation or a Subsidiary due to an approved leave of absence, maternity or parental leave or leave on account of Disability and “Employment’ has the corresponding meaning.

1.3.17	“Exchange” means the Canadian Securities Exchange, or, if the Shares are not then listed and posted for trading on the Canadian Securities Exchange, on such stock exchange on which such Shares are listed and posted for trading as may be selected for such purpose by the Board.

1.3.18	“Governmental Authority” means:

(a)	any federal, provincial, state, local, municipal, regional, territorial, aboriginal or other government, any governmental or public department, branch or ministry, or any court, domestic or foreign, including any district, agency, commission, board, arbitration panel or authority and any subdivision of any of them exercising or entitled to exercise any administrative, executive, judicial, ministerial, prerogative, legislative, regulatory, or taxing authority or power of any nature; and

(b)	any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of them, and any subdivision of any of them

1.3.19	“Grant” means a grant of Share Units made pursuant to Section 3.1.

1.3.20	“Grant Agreement” means an agreement between the Corporation and a Participant under which a Grant is made, as contemplated by Section 3.1, together with such schedules, amendments, deletions or changes thereto as are permitted under the Plan.

1.3.21	“Grant Date” means the effective date of a Grant.

1.3.22	“Grant Value” means a dollar amount allocated to an Eligible Person in respect of a Grant as contemplated by Section 3.

1.3.23	“Insider” means an “Insider” as defined in the policies of the Exchange.

1.3.24	“Market Value” means, with respect to a date, (i) if the Shares are listed on the Exchange, the last closing price of the Shares on the Exchange before such date; (ii) if the Shares are not then listed on the Exchange, but are listed on another stock exchange or market, the last closing price of the Shares on the stock exchange or market before such date; or (iii) if neither clause (i) nor (ii) applies, the fair market value of a Share determined by the Board, taking into account any considerations which it determines to be appropriate at the relevant time.

1.3.25	“Participant” has the meaning set forth in Section 3.2.1.

1.3.26	“Performance Period” means, with respect to PSUs, the period specified by the Board for achievement of any applicable Performance Conditions as a condition to Vesting.

1.3.27	“Performance Conditions” means such financial, personal, operational or transaction-based performance criteria as may be determined by the Board in respect of a Grant to any Participant or Participants and set out in a Grant Agreement. Performance Conditions may apply to the Corporation, a Subsidiary, the Corporation and Subsidiaries as a whole, a business unit of the Corporation or group comprised of the Corporation and some Subsidiaries or a group of Subsidiaries, either individually, alternatively or in any combination, and measured either in total, incrementally or cumulatively over a specified performance period, on an absolute basis or relative to a pre-established target or milestone, to previous years’ results or to a designated comparator group, or otherwise, and may result in the percentage of Vested PSUs in a Grant exceeding 100% of the PSUs initially determined in respect of such Grant pursuant to Section 3.2.3.

1.3.28	“Person” will be broadly interpreted and includes:

(a)	a natural person, whether acting in his or her own capacity, or in his or her capacity as executor, administrator, estate trustee, trustee or personal or legal representative, and the heirs, executors, administrators, estate trustees, trustees or other personal or legal representatives of a natural person;

(b)	a corporation or a company of any kind, a partnership of any kind, a sole proprietorship, a trust, a joint venture, an association, an unincorporated association, an unincorporated syndicate, an unincorporated organization or any other association, organization or entity of any kind; and

(c)	a Governmental Authority.

1.3.29	“Plan” means this TerrAscend Corp. Share Unit Plan, including any schedules or appendices hereto, as may be amended from time to time.

1.3.30	“PSU” means a right, granted to a Participant in accordance with Section 3, to, subject to Section 6, receive a Share, that generally becomes Vested, if at all, subject to the attainment of certain Performance Conditions and satisfaction of such other conditions to Vesting, if any, as may be determined by the Board.

1.3.31	“RSU” means a right granted to a Participant in accordance with Section 3, to, subject to Section 6, receive a Share, that generally becomes Vested, if at all, following a period of continuous Employment of the Participant with the Corporation or a Subsidiary.

1.3.32	“Rule 701” means Rule 701 promulgated under the Securities Act.

1.3.33	“SEC” means the U.S. Securities and Exchange Commission.

1.3.34	“Section 25102(o)” means Section 25102(o) of the California Corporations Code, as may be amended from time to time.

1.3.35	“Section 409A” means Section 409A of the Code and any applicable, similar state or local tax law, rule, or requirement governing nonqualified deferred compensation arrangements.

1.3.36	“Securities Act” means the U.S. Securities Act of 1933, as may be amended from time to time.

1.3.37	“Share” means a common share of the Corporation or, in the event of an adjustment contemplated by Section 5.3 hereof, such other Share to which a Participant may be entitled as a result of such adjustment.

1.3.38	“Share Compensation Arrangement” means the Plan, the TerrAscend Corp. Stock Option Plan and any other security-based compensation arrangement for the benefit of employees, insiders or service providers of the Corporation as determined in accordance with the rules of the Exchange, or if the rules of the Exchange do not address such arrangements, the rules of the Toronto Stock Exchange relating to security-based compensation arrangements.

1.3.39	“Share Unit” means either an RSU or a PSU, as the context requires.

1.3.40	“Share Unit Account” has the meaning set out in Section 5.1.

1.3.41	“Subsidiary” means a body corporate that is controlled by the Corporation and, for the purposes of this definition, a body corporate will be deemed to be controlled by the Corporation if the Corporation, directly or indirectly, has the power to direct the management and policies of the body corporate by virtue of ownership of, or direction over, voting securities in the body corporate.

1.3.42	“Termination” means (i) the termination of a Participant’s active Employment with the Corporation or a Subsidiary (other than in connection with the Participant’s transfer to Employment with the Corporation or another Subsidiary), which shall occur on the earlier of the date on which the Participant ceases to render services to the Corporation or Subsidiary, as applicable, and the date on which the Corporation or a Subsidiary, as applicable, delivers notice of the termination of the Participant’s employment to him/her, whether such termination is lawful or otherwise, without giving effect to any period of notice or compensation in lieu of notice (except to the extent specifically required by applicable employment standards legislation), but, for greater certainty, a Participant’s absence from active work during a period of vacation, temporary illness, authorized leave of absence, maternity or parental leave or leave on account of Disability shall not be considered to be a “Termination”, and (ii) in the case of a Participant who does not return to active Employment with the Corporation or a Subsidiary immediately following a period of absence due to vacation, temporary illness, authorized leave of absence, maternity or parental leave or leave on account of Disability, such cessation shall be deemed to occur on the last day of such period of absence, and “Terminated” and “Terminates” shall be construed accordingly. Notwithstanding the foregoing, to the extent that a Share Unit granted to a U.S. Participant is subject to the requirements for Section 409A and the occurrence of a Termination (as defined above) is a settlement event for such Share Unit, then such Termination shall not be a “Termination” for purposes of such Share Unit unless such Termination constitutes a “separation from service” as defined in U.S. Treasury Regulation Section 1.409A-1(h).

1.3.43	“Time Vesting” means any conditions relating to continued service with the Corporation or a Subsidiary for a period of time in respect of the Vesting of Share Units determined by the Board.

1.3.44	“U.S. Participant” means a Participant who is employed primarily in the United States, or is a United States resident or United States citizen for United States federal income tax purposes, or is otherwise subject to the applicable provisions of the Code.

1.3.45	“Valuation Date” means the date as of which the Market Value is determined for purposes of calculating the number of Share Units included in a Grant, which unless otherwise determined by the Board shall be the Grant Date of such Grant.

1.3.46	“Vested” means the applicable Time Vesting, Performance Conditions and/or any other conditions for payment or other settlement in relation to a whole number, or a percentage (which may be more or less than 100%) of the number, of PSUs or RSUs determined by the Board in connection with a Grant of PSUs or Grant of RSUs, as the case may be, (i) have been met; (ii) have been waived or deemed to be met pursuant to Section 6.5; (iii) or are otherwise waived pursuant to Section 3.3, and “Vesting” and “Vest” shall be construed accordingly.

1.3.47	“Vesting Date” means the date on which the applicable Time-Vesting, Performance Conditions and/or any other conditions for a Share Unit becoming Vested are met, deemed to have been met or waived as contemplated in Section 1.3.46.

1.3.48	“Vesting Period” means, with respect to a Grant, the period specified by the Board, commencing on the Grant Date and ending on the last Vesting Date for Share Units subject to such Grant, which, unless otherwise determined by the Board, shall not be later than the end of the third year following the year in which the Participant performed the services to which the Grant relates.

2.	CONSTRUCTION AND INTERPRETATION

2.1	Certain Rules of Interpretation

2.1.1	In this Plan, words signifying the singular number include the plural and vice versa, and words signifying gender include all genders. Every use of the words “including” or “includes” in this Plan is to be construed as meaning “including, without limitation” or “includes, without limitation”, respectively.

2.1.2	The division of this Plan into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan.

2.1.3	Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained. A reference to a section or schedule shall, except where expressly stated otherwise, mean a section or schedule of the Plan, as applicable.

2.1.4	Unless otherwise specified in this Plan, time periods within which or following which any calculation or payment is to be made, or action is to be taken, will be calculated by excluding the day on which the period begins and including the day on which the period ends. If the last day of a time period is not a Business Day, the time period will end on the next Business Day. Unless otherwise determined by the Board, if a Share Unit would, under the terms of this Plan or the Share Unit Agreement, otherwise expire or terminate on a day which is not a Business Day, the Share Unit will expire or terminate on the next Business Day.

2.2	Governing Law. The Plan shall be governed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The courts of the Province of Ontario shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Plan including any actions, proceedings or claims in any way pertaining to the Plan

2.3	Severability. If any provision or part of the Plan is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

3.	SHARE UNIT GRANTS AND VESTING PERIODS

3.1	Plan Administration and Grants of Share Units.

The Plan shall be administered by the Board. The Board shall have the authority in its sole and absolute discretion to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan subject to and not inconsistent with the express provisions of this Plan, including, without limitation, the authority:

(a)	to make Grants;

(b)           to determine the Grant Date for Grants;

(c)           to determine the Eligible Persons to whom, and the time or times at which Grants shall be made and shall become issuable;

(d)           to approve or authorize the applicable form and terms of the related Grant Agreements and any other forms to be used in connection with the Plan;

(e)           to determine the terms and conditions of Grants granted to any Participant, including, without limitation, (A) the type of Share Unit, (B) the number of RSUs or PSUs subject to a Grant, (C) when applicable, the Grant Value and the Valuation Date (if not the Grant Date) for a Grant; (D) the Vesting Period(s) applicable to a Grant, (E) the conditions to the Vesting of any Share Units granted hereunder, including terms relating to Performance Conditions, Time Vesting and/or other Vesting conditions, any multiplier that may apply to Share Units subject to a Grant in connection with the achievement of Vesting conditions, the Performance Period for PSUs and the conditions, if any, upon which Vesting of any Share Unit will be waived or accelerated without any further action by the Board (including, without limitation, the effect of a Change of Control and a Participant’s Termination in connection therewith), (F) the circumstances upon which a Share Unit shall be forfeited, cancelled or expire, (G) the consequences of a Termination with respect to a Share Unit, (H) the manner and time of exercise or settlement of Vested Share Units, and (I) whether and the terms upon which any Shares delivered upon exercise or settlement of a Share Unit must continue to be held by a Participant for any specified period;

(f)            to determine whether and the extent to which any Performance Conditions or other criteria applicable to the Vesting of a Share Unit have been satisfied or shall be waived or modified;

(g)           to amend the terms of any outstanding Grant under the Plan or Grant Agreement provided, however, that no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of a Participant with respect to any then outstanding Share Unit without his/her consent in writing and provided further, however, that, notwithstanding the foregoing clause of this Section 3.1(g), the Board may amend the terms of a Share Unit or Grant Agreement without the consent of the Participant for purposes of complying with Applicable Law whether or not such amendment could adversely affect the rights of the Participant;

(h)           to determine whether, and the extent to which, adjustments shall be made pursuant to Section 5.3 and the terms of any such adjustments;

(i)            to interpret the Plan and Grant Agreements;

(j)            to prescribe, amend and rescind such rules and regulations and make all determinations necessary or desirable for the administration and interpretation of the Plan and Grant Agreements;

(k)           to determine the terms and provisions of Grant Agreements (which need not be identical) entered into in connection with Grants; and

(l)            to make all other determinations deemed necessary or advisable for the administration of the Plan.

3.2	Eligibility and Award Determination.

3.2.1	In determining the Eligible Persons to whom Grants are to be made (“Participants”) and the Grant Value for each Grant (subject to adjustment in accordance with Time Vesting or Performance Conditions), the Board shall take into account the terms of any written employment agreement between an Eligible Person and the Corporation or a Subsidiary and may take into account such other factors as it shall determine in its sole and absolute discretion.

3.2.2	For greater certainty and without limiting the discretion conferred on the Board pursuant to this Section, the Board’s decision to approve a Grant in any period shall not require the Board to approve a Grant to any Participant in any other period; nor shall the Board’s decision with respect to the size or terms and conditions of a Grant in any period require it to approve a Grant of the same or similar size or with the same or similar terms and conditions to any Participant in any other period. The Board shall not be precluded from approving a Grant to any Participant solely because such Participant may have previously received a Grant under this Plan or any other similar compensation arrangement of the Corporation or a Subsidiary. No Eligible Person has any claim or right to receive a Grant except as may be provided in a written employment agreement between an Eligible Person and the Corporation or a Subsidiary.

3.2.3	Each Grant Agreement shall set forth, at a minimum, the type of Share Units and Grant Date of the Grant evidenced thereby, the number of RSUs or PSUs subject to such Grant, the applicable Vesting conditions, the applicable Vesting Period(s) and the treatment of the Grant upon Termination and may specify such other terms and conditions consistent with the terms of the Plan as the Board shall determine or as shall be required under any other provision of the Plan. The Board may include in a Grant Agreement terms or conditions pertaining to confidentiality of information relating to the Corporation’s operations or businesses which must be complied with by a Participant including as a condition of the grant or Vesting of Share Units.

3.3	Discretion of the Board. Notwithstanding any other provision hereof or of any applicable instrument of grant, the Board may accelerate or waive any condition to the Vesting of any Grant, all Grants, any class of Grants or Grants held by any group of Participants.

3.4	Effects of Board’s Decision. Any interpretation, rule, regulation, determination or other act of the Board hereunder shall be made in its sole discretion and shall be conclusively binding upon all persons.

3.5	Limitation of Liability. No member of the Board, the Board or any officer or employee of the Corporation or a Subsidiary shall be liable for any action or determination made in good faith pursuant to the Plan or any Grant Agreement under the Plan. To the fullest extent permitted by law, the Corporation and the Subsidiaries shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such person is or was a member of the Board or the Board or is or was an officer or employee of the Corporation or a Subsidiary.

3.6	Delegation and Administration. The Board may, in its discretion, delegate such of its powers, rights and duties under the Plan, in whole or in part, to any one or more directors, officers or employees of the Corporation as it may determine from time to time, on terms and conditions as it may determine, except the Board shall not, and shall not be permitted to, delegate any such powers, rights or duties to the extent such delegation is not consistent with Applicable Law. The Board may also appoint or engage a trustee, custodian or administrator to administer or implement the Plan or any aspect of it, except that the Board shall not, and shall not be permitted to, appoint or engage such a trustee, custodian or administrator to the extent such appointment or engagement is not consistent with Applicable Law.

4.	SHARE RESERVE.

4.1	Shares Reserved and Plan Limits

4.1.1	The number of Shares that may be reserved for issuance under this Plan and under any other Share Compensation Arrangement will not exceed, in the aggregate, 10% of the outstanding Shares (including the Shares issuable on exchange of the outstanding proportionate voting shares and exchangeable shares of the Corporation, but otherwise on a non-diluted basis) on each Grant Date.

4.1.2	The Corporation will at all times during the term of this Plan reserve and keep available the number of Shares necessary to satisfy the requirements of this Plan.

4.2	Limits on Certain Grants

4.2.1	A Share Unit may only be granted to a Consultant under this Plan if the number of Shares reserved for issuance under that Share Unit, when combined with the number of Shares reserved for issuance under all Share Units granted within the one-year period before the Grant Date by the Corporation to Consultants, does not exceed, in aggregate, 2% of the outstanding Shares on the Grant Date (with the outstanding Shares being calculated including the Shares issuable on exchange of the outstanding proportionate voting shares and exchangeable shares of the Corporation, but otherwise on a non-diluted basis, and excluding Shares issued to Consultants within the previous one-year period pursuant to the exercise of Share Units).

4.2.2	A Share Unit may only be granted to a Person under this Plan if the number of Shares reserved for issuance under that Share Unit, when combined with the number of Shares reserved for issuance under all Share Units granted within the one-year period before the Grant Date by the Corporation to that Person, does not exceed, in aggregate, 5% of the outstanding Shares on the Grant Date (with the outstanding Shares being calculated including the Shares issuable on exchange of the outstanding proportionate voting shares and exchangeable shares of the Corporation, but otherwise on a non-diluted basis, and excluding Shares issued to that Person within the previous one-year period pursuant to the exercise of Share Units), unless any disinterested shareholder approval required by the Exchange has been obtained.

4.2.3	Unless disinterested shareholder approval is obtained, the number of Shares that may be reserved for issuance to Insiders under this Plan and under any other Share Compensation Arrangement will not exceed, in the aggregate, 10% of the outstanding Shares (including the Shares issuable on exchange of the outstanding proportionate voting shares and exchangeable shares of the Corporation, but otherwise on a non- diluted basis) at any point in time.

4.2.4	Unless disinterested shareholder approval is obtained, Share Units may only be granted to an Insider under this Plan if the number of Shares reserved for issuance in respect of those Share Units, when combined with the number of Shares reserved for issuance in respect of all Share Units granted within the one-year period before the Grant Date by the Corporation to Insiders, does not exceed, in aggregate, 10% of the outstanding Shares on the Grant Date (with the outstanding Shares being calculated including the Shares issuable on exchange of the outstanding proportionate voting shares and exchangeable shares of the Corporation, but otherwise on a non-diluted basis, and excluding Shares issued to Insiders within the previous one-year period pursuant to the exercise of Share Units).

4.2.5	For the purposes of calculating the limits in this Section 4.2:

(a)	the number of Shares reserved for issuance in respect of a Share Unit means the number of Shares which were originally reserved for issuance upon the date of grant of the Share Unit (except for the purposes of calculating the limit in Section 4.2.4, in which case the number of Shares reserved for issuance means the number of Shares reserved for issuance at the time of the calculation); and

(b)	any Share Units granted within the relevant time but prior to the grantee becoming a Consultant or Insider, as applicable (a “Restricted Person”), and any Shares reserved or issued under those grants, will be included in the number of Share Units granted to those Restricted Persons, in the number of Shares reserved for issuance to those Restricted Persons, and in the number of Shares issued to those Restricted Persons, if the grantee becomes a Restricted Person on or before the date the calculation is made.

5.	ACCOUNTS, DIVIDEND EQUIVALENTS AND REORGANIZATION

5.1	Share Unit Account. An account, called a “Share Unit Account”, shall be maintained by the Corporation, or a Subsidiary, as specified by the Board, for each Participant and will be credited with such notional grants of Share Units as are received by a Participant from time to time pursuant to Sections 3.1 and 3.2 and any dividend equivalent Share Units pursuant to Section 5.2. Share Units that fail to vest and are forfeited by a Participant pursuant to Section 6, or that are paid out to the Participant or his/her Beneficiary, shall be cancelled and shall cease to be recorded in the Participant’s Share Unit Account as of the date on which such Share Units are forfeited or cancelled under the Plan or are paid out, as the case may be. For greater certainty, where a Participant is granted both RSUs and PSUs, such RSUs and PSUs shall be recorded separately in the Participant’s Share Unit Account.

5.2	Dividend Equivalent Share Units. A Grant Agreement relating to a Grant may provide that, if and when cash dividends (other than extraordinary or special dividends) are paid with respect to Shares to shareholders of record as of a record date occurring during the period from the Grant Date under the Grant Agreement to the date of settlement of the RSUs or PSUs granted thereunder, a number of dividend equivalent RSUs or PSUs, as the case may be, shall be credited to the Participant who is a party to such Grant Agreement. Where additional RSUs or PSUs are credited to a Participant’s Share Unit Account as dividend equivalents, the number of such additional RSUS or PSUs will be calculated by dividing the aggregate dividends or distributions that would have been paid to such Participant if the RSUs or PSUs in the Participant’s Share Unit Account on the dividend record date had been Shares by the Market Value on the date on which the dividends or distributions were paid on the Shares. The additional RSUs or PSUs will be subject to the same terms and conditions, including Vesting and settlement terms, as the corresponding RSUs or PSUs granted under the applicable Grant Agreement.

5.3	Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, capital reorganization, consolidation, spin-off, dividends (other than cash dividends in the ordinary course) or other distribution of the Corporation’s assets to shareholders, or any other similar changes affecting the Shares, a proportionate adjustment to reflect such change or changes shall be made with respect to the number of Share Units outstanding under the Plan, or securities into which the Shares are changed or are convertible or exchangeable may be substituted for Shares under this Plan, (1) on a basis proportionate to the number of Share Units in the Participant’s Share Unit Account or (2) as determined by the Board in its sole discretion subject to any applicable Exchange approval.

6.	VESTING AND SETTLEMENT OF SHARE UNITS

6.1	Settlement.

6.1.1	A Participant’s Vested RSUs and Vested PSUs, adjusted in accordance with the applicable multiplier, if any, as set out in the Grant Agreement, and rounded down to the nearest whole number of RSUs or PSUs, as the case may be, shall be settled, by a distribution as provided below to the Participant or his/her Beneficiary, upon or as soon as reasonably practicable following the Vesting thereof in accordance with Section 6.3 or 6.5, as the case may be, subject to the terms of the applicable Grant Agreement. In all events Vested RSUs and Vested PSUs will be settled on or before the sixtieth day following the Vesting Date subject to Section 9.1.

6.1.2	Settlement shall be made by the issuance of one Share for each RSU or PSU then being settled, subject to payment or other satisfaction of all related withholding obligations in accordance with Section 9.2.

6.2	Failure to Vest. For greater certainty, a Participant shall have no right to receive Shares or a cash payment, as compensation, damages or otherwise, with respect to any RSUs or PSUs that do not become Vested.

6.3	Vesting. Subject to this Section 6, Share Units subject to a Grant and dividend equivalent Share Units credited to the Participant’s Share Unit Account in respect of such Share Units shall vest in such proportion(s) and on such Vesting Date(s) as may be specified in the Grant Agreement governing such Grant provided that the Participant is Employed on the relevant Vesting Date. For greater certainty, in the Board’s sole discretion, a Participant may not be considered to be Employed on a Vesting Date if, prior to such Vesting Date, such Participant received a payment in lieu of notice of Termination of employment, whether under a contract of employment, as damages or otherwise.

6.4	Termination of Employment for Cause or Resignation. Subject to the terms of a Participant’s written employment or consulting agreement with the Corporation or a Subsidiary and the relevant Grant Agreement, and unless otherwise determined by the Board, in the event a Participant’s employment is Terminated for Cause by the Corporation, or a Subsidiary, as applicable, or a Participant’s employment with the Corporation or a Subsidiary Terminates as a result of the Participant’s resignation, no Share Units that have not Vested and been settled prior to the date of the Participant’s Termination for Cause or the last day of employment for a Participant who has resigned, as the case may be, including dividend equivalent Share Units in respect of such Share Units, shall Vest and all such Share Units shall be forfeited immediately.

6.5	Termination of Employment without Cause, Death or Disability. Subject to the terms of a Participant’s written employment or consulting agreement with the Corporation or a Subsidiary and the relevant Grant Agreement, in the event a Participant’s employment is Terminated by the Corporation, or a Subsidiary, as applicable, without Cause, the Participant dies or experiences a Disability prior to the end of a Vesting Period relating to a Grant:

(a)	the number of RSUs determined by the formula A x B/C, where

A	equals the total number of RSUs relating to such Grant that have not previously Vested and dividend equivalent RSUs in respect of such RSUs,

B	equals the total number of days between the first day of the Vesting Period relating to such Grant and the Participant’s date of Termination (including due to death), or Disability Date, as the case may be, and

C	equals total number of days in the Vesting Period relating to such Grant,

shall become Vested RSUs on the Participant’s date of Termination or Disability Date, as the case may be; and

(b)	the number of PSUs, if any, determined by the formula A x B/C, where

A	equals the total number of PSUs recorded in the Participant’s Share Unit Account relating to such Grant that have not previously Vested, including dividend equivalent PSUs, adjusted by the Board based on the extent to which the Performance Conditions set out in the Grant Agreement applicable to such Grant would have been met if the Performance Period for the Grant had ended as of the last day of the month immediately preceding the Participant’s date of Termination (including due to death) or Disability Date, as the case may be,

B	equals the total number of days between the first day of the Performance Period relating to such Grant and the Participant’s date of Termination or Disability Date, as the case may be, and

C	equals the total number of days in the Performance Period relating to such Grant,

shall become Vested PSUs on the Participant’s date of Termination or Disability Date, as the case may be.

6.6	Change of Control. Despite any other provision of this Plan or any Grant Agreement, in the event of an actual or potential Change of Control, the Board has the right, in its sole discretion and on the terms it sees fit, without any action or consent required on the part of any Participant, to deal with any Share Units in the manner it deems equitable and appropriate in the circumstances, including the right to:

(a)	determine that any Share Units will remain in full force and effect in accordance with their terms after the Change of Control;

(b)	cause any Share Units to be converted or exchanged for rights to acquire shares of another entity involved in the Change of Control, having the same value and terms and conditions as the Share Units (except that Performance Conditions relating to PSUs may be adjusted to refer to such other entity, any of its affiliates and/or a business unit of such other entity or its affiliates);

(c)	accelerate the Vesting of any unvested Share Units; and

(d)	provide Participants with the right to surrender Share Units for an amount per Share Unit equal to the Market Value.

Notwithstanding the foregoing, the Board shall not have any discretion under this Section 6.6 to take any action with respect to a U.S. Participant’s Share Units that would cause a violation of Section 409A.

6.7	The Corporation will use its best efforts to give the affected Participants written notice of any determination made by the Board under Section 6.6 at least 14 days before the effective date of the Change of Control Transaction.

7.	CURRENCY

7.1	Currency. Except where the context otherwise requires, all references in the Plan to currency refer to lawful Canadian currency. Any amounts required to be determined under this Plan that are denominated in a currency other than Canadian dollars shall be converted to Canadian dollars at the applicable Bank of Canada noon rate of exchange on the date as of which the amount is required to be determined.

8.           SHAREHOLDER RIGHTS

8.1	No Rights to Shares. Share Units are not Shares and a Grant of Share Units will not entitle a Participant to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

9.           MISCELLANEOUS

9.1	Compliance with Laws Policies. The Corporation’s obligation to deliver any Shares hereunder is subject to compliance with Applicable Law. Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Participant in connection with the Plan including, without limitation, furnishing to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

9.2	Withholdings. So as to ensure that the Corporation or a Subsidiary, as applicable, will be able to comply with the applicable obligations under any federal, provincial, state or local law relating to the withholding of tax or other required deductions, the Corporation or the Subsidiary shall withhold or cause to be withheld from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary to permit the Corporation or the Subsidiary, as applicable, to so comply. The Corporation and any Subsidiary may also satisfy any liability for any such withholding obligations, on such terms and conditions as the Corporation may determine in its sole discretion, by (a) selling on such Participant’s behalf, or requiring such Participant to sell, any Shares, and retaining any amount payable which would otherwise be provided or paid to such Participant in connection with any such sale, or (b) requiring, as a condition to the delivery of Shares in settlement of any Participant’s Share Units, that such Participant make such arrangements as the Corporation may require so that the Corporation and the Subsidiaries can satisfy such withholding obligations, including requiring such Participant to remit an amount to the Corporation or a Subsidiary in advance, or reimburse the Corporation or any Subsidiary for, any such withholding obligations.

9.3	No Right to Continued Employment. Nothing in the Plan or in any Grant Agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ or service of the Corporation or any Subsidiary, to be entitled to any remuneration or benefits not set forth in the Plan or a Grant Agreement or to interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate Participant’s employment or service arrangement with the Corporation or any Subsidiary.

9.4	No Additional Rights. Neither the designation of an employee as a Participant nor the grant of any Share Units to any Participant entitles any person to the grant, or any additional grant, as the case may be, of any Share Units under the Plan.

9.5	Amendment, Termination. The Plan and any Grant may be amended, modified or terminated by the Board, subject to the requirements of the Exchange, including any shareholder approval requirements, without approval of shareholders, and provided that no amendment to the Plan or a Grant may be made without the consent of a Participant if it materially adversely alters or otherwise materially impairs the rights of the Participant in respect of any Grant previously granted to such Participant under the Plan.

9.6	Administration Costs. The Corporation will be responsible for all costs relating to the administration of the Plan.

9.7	Designation of Beneficiary. Subject to the requirements of Applicable Law, a Participant may designate a Beneficiary, in writing, to receive any benefits that are payable under the Plan upon the death of such Participant. The Participant may, subject to Applicable Law, change such designation from time to time. Such designation or change shall be in such form as may be prescribed by the Board from time to time. A Beneficiary designation under this Section 9.7 and any subsequent changes thereto shall be filed with the Secretary of the Corporation.

9.8	Section 409A. This Section 9.8 applies only to Share Units granted to U.S. Participants.

a.	The Share Units are intended to be exempt from or compliant with the requirements of Section 409A. To the extent that any Share Unit is subject to the requirements of Section 409A, then, with respect to such Share Unit, (i) this Plan and any corresponding Grant Agreement will be interpreted to the maximum extent possible in a manner to comply with the requirements of Section 409A, and (ii) the settlement of such Share Unit may only be made upon an event and in a manner that complies with Section 409A.

b.	Notwithstanding any other provision in this Plan or any Grant Agreement regarding the settlement of a Share Unit, the settlement of any Share Unit that is subject to the requirements of Section 409A that is made as a result of a “separation from service” (as defined under Section 409A) during the six (6)-month period immediately following a U.S. Participant’s separation from service will not be made during that six (6)-month period immediately following such separation from service if the U.S. Participant is then deemed to be a "specified employee" (as defined under and determined in accordance with Section 409A) of a service provider whose stock is publicly traded on an established securities market or otherwise. Such settlement will instead be made on the first day of the seventh month immediately following such separation from service. This paragraph and the six (6)-month delay contained herein will cease to be applicable in the event of and following the U.S. Participant’s death.

c.	Each payment made under this Plan with respect to any Share Unit will be designated as a “separate payment” within the meaning of and for purposes of Section 409A.

d.	Notwithstanding anything in this Plan or any Grant Agreement to the contrary, neither the Corporation nor any Subsidiary makes any representation to any Participant, any Beneficiary, or any other Person about the effect of Section 409A on the provisions of this Plan or any grant of Share Units, and neither the Corporation nor any Subsidiary will have any liability to any Participant, any Beneficiary, or any other Person in the event that such Participant, Beneficiary, or other Person becomes subject to taxation (including taxes, penalties, and interest) under Section 409A (other than any reporting and/or withholding obligations that the Corporation or any Subsidiary may have under applicable tax law) or in the event any Participant, any Beneficiary, or any other Person incurs other expenses on account of non-compliance or alleged non-compliance with Section 409A.

9.9	Additional Securities Law Requirements for U.S. Participants. This Section 9.9 applies only to Share Units granted to U.S. Participants:

a.	This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 or, to the extent applicable, Section 25102(o); however, grants may be made to U.S. Participants pursuant to this Plan which do not specifically qualify for exemption from registration under Rule 701 or, to the extent applicable, Section 25102(o). A Grant may be awarded in reliance upon other state securities law exemptions, as applicable, and any requirement of this Plan which is required in law only because of Section 25102(o) will not apply with respect to a particular Grant to which Section 25102(o) will not apply in light of the particular U.S. Participant.

b.	Any provision of this Plan that is inconsistent with Rule 701 (or, to the extent applicable, Section 25102(o)) shall, without further act or amendment by the Corporation, be reformed to comply with the requirements of Rule 701 (and, to the extent applicable, Section 25102(o)). Any Grants made to any U.S. Participant hereunder will not be effective unless such grant is made in compliance in all respects with Applicable Laws, including all applicable federal, state and foreign securities laws, rules and regulations of any Governmental Authority, as well as the requirements of any U.S. or foreign stock exchange or automated quotation system upon which the Corporation’s securities may then be listed or quoted, as they are in effect on the date of the Grant. The Corporation shall be under no obligation to register or qualify the Share Units with the SEC, any state or foreign securities commission or any stock exchange to effect such compliance, and the Corporation will have no liability for any inability or failure so do.

c.	Notwithstanding any other provision in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver any securities under this Plan, including any Share Units, to any U.S. Participant prior to (i) obtaining any approvals from any Governmental Authority that the Corporation determines in its discretion are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such securities under any federal, state or foreign law or ruling of any Governmental Authority that the Corporation determines in its discretion to be necessary or advisable.

d.	For the avoidance of doubt, a Consultant shall only be eligible to receive a Grant in reliance on Rule 701 to the extent that such Consultant is a natural person as described under Section 1.3.10(e).

10.           ASSIGNMENT

10.1	Subject to Section 9.7, the assignment or transfer of the Share Units, or any other benefits under this Plan, shall not be permitted other than by operation of law.

11.           EFFECTIVE DATE

11.1	The Corporation is establishing the Plan effective on November 19, 2019.

SCHEDULE 1

CALIFORNIA SUPPLEMENT

The Board has adopted this California Supplement for purposes of satisfying the requirements of Section 25102(o). All capitalized terms used but not defined in this California Supplement shall have the meanings ascribed to them in the TerrAscend Corp. Share Unit Plan, as the same may be amended or varied from time to time (the “Plan”).

Notwithstanding anything to the contrary contained in the Plan, and except as otherwise determined by the Corporation, the provisions set forth in this California Supplement shall apply to any Grants made under the Plan to a U.S. Participant who is a resident of the State of California on the date of the Grant (each, a “California Holder”) and which are intended to be exempt from registration in California pursuant to Section 25102(o).

All California Holders will be subject to the following additional limitations, terms and conditions:

1.           Additional Limitations on Timing of Awards

No Share Units granted to a California Holder shall become vested or realizable unless the Plan has been approved by the holders of a majority of the Corporation’s outstanding voting securities (i) within twelve (12) months before or after the date the Plan was adopted by the Board or (ii) prior to or within twelve (12) months following the Grant to a California Holder.

2.           Additional Limitations; Adjustments

No Share Units granted to a California Holder will be granted for a term in excess of ten (10) years. The terms of all Share Units granted to a California Holder shall comply with Section 260.140.42 of the California Code of Regulations. The Corporation will make such adjustments to any Share Units held by a California Holder as may be required by Section 260.140.42 of the California Code of Regulations.

3.           Additional Requirement to Provide Information to California Holders

To the extent required by Section 260.140.46 of the California Code of Regulations (or any successor provision thereto), the Corporation shall provide to each California Holder and to each California Holder who acquires Shares pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Corporation shall not be required to provide such statements to key persons whose duties in connection with the Corporation assure their access to equivalent information. In addition, this information requirement shall not apply to the Plan to the extent that it complies with all conditions of Rule 701, as determined by the Board; provided that, for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.